UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2017

IMMUNE PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36602	52-1841431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 East 29th Street, Suite 940, New York, NY	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 440-9310

(Former name or former address, if changed since last report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 18, 2017, Immune Pharmaceuticals, Inc. (the “Company”) received a letter from The Nasdaq Stock Market LLC (the “Nasdaq”) Listing Qualifications Staff (the “Staff”) stating that the Staff determined that the Company was not in compliance with Nasdaq’s filing requirements for continued inclusion set forth in Listing Rule 5250(c)(1) because it had not filed its Form 10-K for the period ended December 31, 2016 (the “2016 10-K”). The Company is working to complete the 2016 10-K and will file it as soon as practicable. The Company is currently before the Nasdaq Hearings Panel (the “Panel”), and the Panel will consider this matter in their decision regarding the Company’s continued listing on The Nasdaq Capital Market.

On April 24, 2017, the Company issued a press release announcing, among other things, the matters set forth in this Item 3.01. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit
Number	Description

99.1	Press release, dated April 24, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNE PHARMACEUTICALS INC.

Date: April 24, 2017	By:	/s/ John C. Militello
	Name:	John C. Militello
	Title:	Vice President Finance, Controller and Chief Accounting Officer

Exhibit No.	Description

99.1	Press release, dated April 24, 2017